Exhibit 5.1 / Opinion of Counsel

                               OPINION OF COUNSEL

IOMED, Inc.
3383 West 1820 South

Salt Lake City, Utah  84104

     Re: IOMED, Inc. Registration Statement on Form S-8, filed February 9, 2000

Gentlemen:

     We have acted as counsel to IOMED, Inc., a Utah corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement on Form S-8 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") on February 9, 2000. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of up to 1,598,148 common shares (the "Shares") of no par value, to be issued and sold by the Company pursuant to the 1988 Stock Option Plan and the 1997 Share Incentive Plan of the Company.

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation of the Company; (ii) the By-laws of the Company as amended to date; (iii) certain resolutions and written consents of the Board of Directors of the Company relating to the offering of the Shares;
(iv) the Registration Statement, and (v) such other documents as we have deemed necessary or appropriate as the basis for the opinions set forth below. In such examination, we have assumed the authenticity of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the practice of law in the State of Utah, and we express no opinion as to the laws of any other jurisdiction.

     Based upon and subject to the  foregoing,  we are of the opinion  that when
(i) the Registration Statement becomes effective, and (ii) certificates representing the Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

                                                     Very truly yours,

                                                     /s/ Parsons Behle & Latimer